Exhibit 32.2

STATEMENT REQUIRED BY 18 U.S.C. §1350, AS ADOPTED
PURSUANT TO §906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of EMCORE Corporation (the "Company") for the quarterly period ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark A. Gordon, Interim Principal Financial and Accounting Officer (Principal Financial and Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 9, 2019	By: /s/ Mark A. Gordon
Mark A. Gordon
Interim Principal Financial and Accounting Officer
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filings.